Exhibit 2.1

==============================================================







                         ASSET PURCHASE

                               AND

               ASSIGNMENT AND ASSUMPTION AGREEMENT



                         by and between


                  EDGE TECHNOLOGY GROUP, INC.,
                     a Delaware corporation

                               and

                        VISUAL EDGE, INC.
                     a Delaware corporation





                      Dated:  July 24, 2001






================================================================

ASSET PURCHASE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSET PURCHASE AND ASSIGNMENT AND ASSUMPTION AGREEMENT
(this "Agreement") is made and entered into this 24th day of July, 2001, by and between EDGE TECHNOLOGY GROUP, INC., a
Delaware corporation (the "Company"), and VISUAL EDGE, INC., a
Delaware corporation (the "Purchaser").

WITNESSETH:

     WHEREAS, the Company desires to sell, and the Purchaser desires to purchase, certain of the tangible and intangible assets in connection with the Company's "One-on-One with Greg Norman" golf lesson CD-Rom and video production business (the "Business"), in accordance with the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the covenants, warranties and representations set forth below, the parties hereto, each intending to be legally bound, agree as follows:

AGREEMENT

     1. Definitions. For purposes of this Agreement, capitalized terms have the meanings defined herein.

     2. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, contemporaneous herewith the parties will deliver into the Escrow pursuant to Section 3 below the Escrow Materials and, effective as of the Escrow Settlement Date and subject to the terms and conditions of this Agreement and the Escrow Agreement, the Company hereby sells, assigns, transfers, conveys and delivers to the Purchaser the assets associated with the Business specifically described on Schedule 1 attached hereto (collectively, the "Purchased Assets"), free and clear of any and all claims and liabilities, whether known or unknown, contingent or otherwise, including but not limited to liens, encumbrances and security interests (except for (a) liens in favor of the Company to secure the Promissory Note hereinafter described, (b) liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's) and (c) future obligations to be performed under contracts contained within the Purchased Assets (the "Allowed Liens"). The "Escrow Settlement Date" shall mean the earlier of (i) the date the Company delivers written notice, in its sole determination, to the Escrow Agent that the Escrow Settlement Date has occurred, (ii) the 21st day following the mailing of an information statement (in lieu of a proxy statement) describing the transactions contemplated in this Agreement to the holders of common stock of the Company in compliance with the proxy rules of the Securities and Exchange Commission, which require the Company to provide 20 days' notice to all of its stockholders before acting upon a written consent of a majority of stockholders, or (iii) the date on which the Company holds its 2001 Annual Meeting of Shareholders pursuant to which a majority of its shareholders approve this Agreement. If the Escrow Settlement Date has not previously occurred pursuant to clause (i) in the immediately preceding sentence, the Company covenants and agrees to immediately deliver notice to the Escrow Agent that the condition specified in clause (ii) or (iii) of the immediately preceding sentence has occurred upon satisfaction of such condition. If the Escrow Settlement Date has not occurred in any event by September 14, 2001, this Agreement shall terminate and the parties shall receive their respective Escrow Materials in accordance with the Escrow Agreement.

     3.   Escrow; Closing; Escrow Settlement.

          a) Delivery into Escrow. In accordance with Paragraph 5(b) herein, contemporaneous herewith (I) the Purchaser will deposit with the U.S. Trust Company of Texas, N.A. (the "Escrow Agent") (i) the Promissory Note and Security Agreement in the forms annexed hereto as Exhibit A and Exhibit B (a Form UCC-1 Financing Statement to be attached to the Security Agreement) (collectively referred to as the "Escrow Documents"), each undated and to be dated as of the Escrow Settlement Date and (ii) $123,000 of the Initial Cash Payment, all of which to be held and administered pursuant to the terms of the Escrow Agreement attached hereto as Exhibit C and (II) the Company will deposit with the Escrow Agent a Bill of Sale and Assignment in the form attached hereto as Exhibit D (collectively, the documents and funds placed into escrow are referred to as the "Escrow Materials").

          b) Release from Escrow. The Escrow Materials will be released as follows on the Escrow Settlement Date, in accordance with the Escrow Agreement:

               i) The Escrow Agent will be instructed to date the Bill of Sale and Assignment, and the Promissory
          Note and the Security Agreement as of the Escrow
          Settlement Date.

               ii)  The Escrow Agent shall deliver the Promissory
          Note, the Security Agreement and Initial Cash Payment to the Company and the Bill of Sale and Assignment to the Purchaser.

               iii) By mutual agreement between the Purchaser and the Company, on or prior to the Escrow Settlement Date, the Company may deliver written instructions to the Escrow Agent to disburse a portion of the Initial Cash Payment to certain creditors of the Company who are not otherwise part of the Existing Assumed Liabilities.

               iv) Further, the Company and the Purchaser will cooperate such that on the Escrow Settlement Date the Company will facilitate payment, out of the Initial Cash Payment, of certain creditors of the Company who do not represent Existing Assumed Liabilities contemporaneous or immediately following the Escrow Settlement Date, following delivery of appropriate documentation by the Purchaser as to the status of such creditor, the amount owed and verification that the liability is not an Existing Assumed Liability.

          c) Effective Date of Purchase and Sale Transaction. Notwithstanding anything to the contrary herein, the effective date of the transfer of the Purchased Assets, assumption of Existing Assumed Liabilities (retroactive to April 1, 2001), and consummation of the transactions contemplated by this Agreement shall be the Escrow Settlement Date, and all of the transactions contemplated hereunder are deemed to have been made simultaneously; provided, however, for accounting and financial reporting purposes the Escrow Settlement Date shall be deemed to have occurred for all purposes as of the close of business on June 30, 2001, to the extent allowable under applicable accounting conventions, and both parties hereby agree to account for financial reporting purposes for the transactions contemplated herein consistent therewith.

     4.   Assumption of Certain Liabilities.

          a) Existing Assumed Liabilities. It is the intention of the parties hereto that income, revenue, expenses, and liabilities of the Business be allocated to the Purchaser from April 1, 2001 to the date hereof, and that from the date hereof through the Escrow Settlement Date such income, revenue, expenses, and liabilities of the Business be allocated to the Purchaser through the Management Agreement described below, and that prior to April 1, 2001, any and all income, revenue, expenses and liabilities, whether known or unknown, foreseen or unforeseen, contingent or otherwise, associated in any manner with the Purchased Assets or Business shall remain the sole property and responsibility of the Company, and all such liabilities shall be timely satisfied to the sole reasonable discretion of Purchaser and all such revenue shall be collected or retained by the Company to its sole reasonable satisfaction. Therefore, effective as of the Escrow Settlement Date, the Purchaser hereby assumes and agrees to undertake, pay, perform and/or discharge when due all liabilities and obligations related to the Purchased Assets and the Business, whether known, unknown, contingent or otherwise and which arose and occurred beginning on April 1, 2001 through the Escrow Settlement Date, including, without limitation, all claims, costs, awards, damages (whether actual, consequential, punitive, or otherwise) and costs of defense in connection with that certain employment-related lawsuit in connection with the Business in which Joseph Landatino is plaintiff other than the Company Portion of Landatino Obligations (as hereinafter defined) (collectively, the "Existing Assumed Liabilities"); provided, however, the Purchaser shall be allowed an offset to such liabilities to the extent they have been paid out of income and revenues of the Business generated and collected through the Escrow Settlement Date.

          For purposes of this Agreement, the term "Liability" shall mean any commitments, debts, liabilities, obligations (including contract and capitalization lease obligations), accounts payable, payroll and other employment expenses, accrued expenses of any nature whatsoever, losses, damages and costs whether any of the foregoing are known or unknown, secured or unsecured, asserted or unasserted, absolute or contingent, direct or indirect, accrued or unaccrued, liquidated or unliquidated and/or due or to become due).

          The Purchaser shall not assume or otherwise agree to undertake, pay, perform and/or discharge when due any Liability or obligation of the Company (other than the Existing Assumed Liabilities) whether known, unknown, contingent or otherwise and which arose and accrued prior to April 1, 2001 (including but not limited to the accrued liabilities and debt set forth on the attached Schedule 4(a) and collectively referred to herein as the "Retained Liabilities"). Schedule 4(a) represents the parties' best current estimate of such liabilities and obligations, and the Purchaser and the Company agree to work together in good faith to verify such amounts. The Company shall retain and pay, perform and/or discharge when due all such verified Retained Liabilities. It is agreed and understood that unpaid wages due and owing the aforesaid Joseph Landatino as of March 31, 2001 in the approximate amount of $11,500 (the "Company Portion of Landatino Obligations") constitute Retained Liabilities.

          The Purchaser shall also assume and agree to pay, perform and/or discharge all Liabilities associated with the Business and the Purchased Assets that arise and occur after the Escrow Settlement Date (the "Future Business Liabilities"). The Purchaser agrees to pay all Existing Assumed Liabilities prior to paying any Future Business Liabilities.

          b) Further Assurances. At or after the Escrow Settlement Date, and without further consideration, the Company shall execute and deliver to the Purchaser such further instruments of conveyance and transfer as the Purchaser may reasonably request in order to more effectively convey and transfer any of the Purchased Assets to the Purchaser or to aid, assist, collect and reduce to possession any of the Purchased Assets and exercise rights with respect thereto. Further, the Company and the Purchaser shall in good faith identify the specific Retained Liabilities, Existing Assumed Liabilities, and Future Business Liabilities for proper allocation of payments.

          c) Management Agreement. During the period of time between the date hereof and the Escrow Settlement Date, management and operation of the Business and the Purchased Assets, along with allocation of income, revenue, expenses, and liabilities of the Business, shall be maintained by the Purchaser and conducted pursuant to the Management Agreement attached hereto as Exhibit E which shall be executed contemporaneously with this Agreement.

     5.   Purchase Price.

          a) Purchase Price. The aggregate purchase price to be paid for the Purchased Assets will be (i) an initial cash payment in the amount of $243,000 U.S. (the "Initial Cash Payment") and the delivery by the Purchaser to the Company of a Promissory Note in the amount of $250,000, in each case as described in Section 3 above, and (ii) payment of $3,000,000 (the "Royalty Cash Consideration"), on the terms described under subsection (b) below. The Initial Cash Payment has been calculated by starting with an initial cash payment of $300,000, and reducing that amount by $57,000 (which represents amounts paid by the Purchaser for liabilities accruing prior to April 1, 2001 as estimated on
     Schedule 7(d) hereto) as further specified in Section 7(d). The Initial Cash Payment shall be paid as follows: upon execution hereof, $120,000 in available Federal funds shall be deposited by wire transfer into an account designated by the Company, and $123,000 shall be placed in the Escrow Account as described in Section 3 above. It is understood and agreed that the $120,000 represents amounts that have been paid by the Company for expenses and liabilities accruing before March 31, 2001 in connection with the Business which are included in the Schedules attached hereto pertaining to Company obligations and therefore were earmarked to be paid by the Company from the proceeds of the Initial Cash Payment.

          b) Payment of the Royalty Cash Consideration. The Purchaser shall make payment of the Royalty Cash Consideration in periodic quarterly payments (the "Quarterly Payments") equal to the Gross Revenues (defined below) for the preceding quarter multiplied by the applicable Royalty Percentage. For purposes of this Agreement, the applicable Royalty Percentage shall be one of the following:

               i) 3% during the period after April 1, 2001 and continuing until the total amount of the Gross Revenues accumulating since April 1, 2001 (the "Cumulative Gross Revenues") shall have reached ten million dollars ($10,000,000);

               ii)  4% during the period after Cumulative Gross
          Revenues have exceeded $10,000,000 and continuing until the Cumulative Gross Revenues have reached twenty million dollars ($20,000,000); and

               iii) 5% during the period after the Cumulative
          Gross Revenues have exceeded twenty million dollars
          ($20,000,000).

     "Gross Revenues" shall mean all revenues of Purchaser or its affiliates directly or indirectly attributable to the Business or Purchased Assets (and the products created therefrom), but shall not include revenues of Purchaser or its affiliates unrelated to the Business or the Purchased Assets that are attributable to business activities separate and distinct from the Business.

     For purposes of calculating the Quarterly Payments, if at during anytime during the quarter for which the calculation is being made the Cumulative Gross Revenues shall have exceeded one of the levels set forth in subparagraphs 4(c)(i) through (iii), the higher Royalty Percentage shall be applied to all Gross Revenues generated for such quarter.

          c)   Duration of the Quarterly Payment Obligations.
     The Purchaser shall be obligated to make the Quarterly
     Payments from April 1, 2001 until the occurrence of the earlier of the following events:

               i) the Cumulative Quarterly Payments shall have reached three million dollars ($3,000,000); or

               ii) the Purchaser shall have paid an amount to the Company in immediately available funds equal to the difference between the Royalty Cash Consideration minus all Quarterly Payments made by the Purchaser as of such date (a "Terminating Payment").

          d) Allocation of Purchase Price. The Purchaser and the Company agree that they will allocate the Purchase Price among the Purchased Assets for all purposes relevant to the calculation of federal or state taxes, to be set forth in a separate written instrument.

          e)   Allocation of Purchase Price to Specific
     Liabilities and Obligations.   The Purchaser and the Company
     agree that the items set forth in the attached Schedule 5(e) represent pre-April 1, 2001 current "Critical Liabilities" and obligations (and therefore not Existing Assumed Liabilities) which must be immediately satisfied by the funds delivered as the Initial Cash payment and the funds delivered to satisfy the Promissory Note, and that both the Company and Purchaser shall use reasonable efforts to timely satisfy these Liabilities and obligations. The Purchaser and the Company agree that instructions shall be given to the Escrow Agent to immediately release any funds necessary to satisfy any Liabilities or obligations set forth on the attached Schedule 5(e).

     6.   Representations and Warranties of the Company. The
Company represents and warrants to the Purchaser as follows:

          a) Organization. The Company is a corporation duly formed, validly existing and in good standing under laws of the State of Delaware.

          b) Enforceability and Authority. This Agreement, the Bill of Sale and Assignment, the Management Agreement, the Escrow Agreement and the Security Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity. The Company has full power and authority (both legal and corporate) to execute and deliver this Agreement, the Bill of Sale and Assignment, the Management Agreement, the Escrow Agreement and the Security Agreement and to perform its obligations hereunder and thereunder, and all required approvals of the Board of Directors and the stockholders of the Company have been duly and properly obtained.

          c) Title of Assets. The Purchased Assets shall be transferred free and clear of all Retained Liabilities, liens, security interests or other encumbrances (collectively, "Liens"), other than any Liens created out of or arising under the Existing Assumed Liabilities or Allowed Liens.

          d) Acknowledgments. Except for the representations and warranties contained in this Section 6, the Purchased Assets are being conveyed to the Purchaser on an "AS IS", "WHERE IS" and "WITH ALL FAULTS" basis. Further, the Purchaser acknowledges and agrees that this Agreement contains all of the representations and warranties of the Company concerning the Purchased Assets and the Existing Assumed Liabilities and that no additional representations or warranties are expressed or implied. Except as set forth in this Section 6, NO WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, ARE MADE WITH RESPECT TO MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE

     PURCHASED ASSETS AND THE COMPANY HEREBY DISCLAIMS, AND THE PURCHASER HEREBY ACKNOWLEDGES NOT RECEIVING, (1) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (2) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND
     (3) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMING TO MODELS
     OR SAMPLES.

     7.   Representations, Warranties and Acknowledgments of the
Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

          a) Organization. The Purchaser is a corporation duly formed, validly existing and in good standing under laws of the State of Delaware.

          b) Enforceability and Authority. This Agreement, the Management Agreement, the Escrow Agreement, the Promissory Note and the Security Agreement that have been executed by the Purchaser, have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity. The Purchaser has full power and authority (both legal and corporate) to execute and deliver this Agreement, the Management Agreement, the Escrow Agreement, the Promissory Note and the Security Agreement and to perform its obligations hereunder and thereunder, and all required approvals of the Board of Directors of the Purchaser and the shareholders of the Purchaser have been duly and properly obtained.

          c) Acknowledgments. The Purchaser acknowledges and agrees that the Purchased Assets are being conveyed to the Purchaser on an "AS IS", "WHERE IS" and "WITH ALL FAULTS" basis as set forth in Section 6(d) hereof and further acknowledges and agrees to the other limitations of representation and warranties of the Company therein specified.

          (d) Specific Liabilities and Obligations Previously Paid. The Purchaser warrants and represents that the liabilities and obligations set forth in Schedule 7(d) constitute the parties' best current estimate of liabilities and obligations incurred by the Company prior to April 1, 2001 and which have been paid and fully satisfied by the Purchaser from sources or revenues other than from the Company and the Business. The Purchaser and the Company agree to work together in good faith to verify such amounts, and further agree to make appropriate adjustments to the Initial Cash Payment should verification of these amounts result in a discrepancy from Schedule 7(d).

     8.   Additional Covenants.

          a) Employment. The Purchaser shall employ all of the individuals who are identified on Schedule 8(a) attached hereto, securing a release of the Company as of the date hereof from such individuals from any severance obligation, or obligation for accrued vacation or other similar amounts.

          b) No Dividends by the Purchaser. As long as the Purchaser has an obligation to make Quarterly Payments to the Company, the Purchaser shall not declare or pay any dividend on, or make any payment on account of, any capital stock of the Purchaser, or make any other distributions in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Purchaser in any quarter unless and until the Purchaser has made payment to the Company of the Quarterly Payment due and payable during such quarter and is not delinquent in making payment of the Quarterly Payment due during any previous quarter.

          c) Change of Control. As long as the Purchase has an obligation to make Quarterly Payments to the Company, the Purchaser shall not enter into or consummate any agreement of merger, consolidation, liquidation, dissolution, or other business combination or an agreement by which the Purchaser will sell, convey, lease, assign, transfer or otherwise dispose of a majority of its business or assets or any other transaction or series of transactions, which would result in the Purchaser's stockholders who were stockholders immediately prior to such transaction(s) owning, directly or indirectly, securities representing less than 51% of the combined voting power of the Purchaser's then outstanding securities (a "Fundamental Change"); provided, however, that the Purchaser may enter into an agreement which would result in a Fundamental Change if, prior to, or simultaneously with the consummation of such transaction, the Purchaser makes a Terminating Payment to the Company pursuant to the provisions of Section 5(d)(ii) above.

          d) Relationship Between the Parties. Notwithstanding anything to the contrary herein, (i) the Purchaser shall not hold itself out as a partner, or other affiliate of the Company after the date hereof; and (ii) the Company shall not hold itself out as a partner, or other affiliate of the Purchaser after the date hereof. The parties further acknowledge that the Purchaser's corporate name is similar to the Company's former name (Visual Edge Systems, Inc.). Accordingly, the parties agree to cooperate with respect to any confusion that might arise to clarify that the Purchaser is not a successor to, or otherwise related to, the Company and that the Company is not responsible for Purchaser's liabilities or obligations. Such cooperation shall include, without limitation, forwarding mail, packages, and responding to inquiries which are a result of the name similarity.

          e) Access to Books and Records. As long as the Purchaser has an obligation to make Quarterly Payments to the Company, the Purchaser agrees to provide the Company with the right to visit the Purchaser's premises during regular working hours to inspect the books and records of the Purchaser and the right to conduct an independent audit of the financial records of the Purchaser upon written request of the Company. The Company agrees to bear all costs associated with such an independent audit; provided, however, if the results of the independent audit indicate that the financial records of the Purchaser are materially incorrect, then the Purchaser and not the Company shall bear the costs of such independent audit.

          f) Cooperation with Respect to Governmental Filings. The Purchaser agrees to provide information to the Company and the reasonable cooperation necessary for the Company to make appropriate disclosures in its periodic and annual reports to be filed under the Securities Exchange Act of 1934, as amended, related to the transactions contemplated by this Agreement and related to the Business. Such cooperation shall include the Purchaser providing reasonable access to the Company to review and make copies of the books and records included within the Purchased Assets.

          g) Consents. The Purchaser agrees to obtain the necessary consents to assign any lease, agreements and other contractual arrangements that form a part of the Purchased Assets. The Company shall provide reasonable cooperation with the Purchaser in obtaining such consents. Notwithstanding anything to the contrary contained herein or any of the other instruments executed in connection with this transaction, it shall be a condition precedent to the consummation of the transactions contemplated by this Agreement that, on or before the Escrow Settlement Date, the Purchaser shall have (i) obtained the consent of Greg Norman and Great White Shark Enterprises, Inc. (collectively, "Norman") for transfer to the Purchaser of the Company's license to use Greg Norman's name, likeness and endorsement and certain trademarks owned by him in connection with the production and promotion of the Business, (ii) a release of the Company by Norman from all of the Company's obligations under its license agreement with Norman from and after April 1, 2001, and (iii) paid in full of all amounts due and owing Norman as of the Escrow Settlement Date. The Purchaser agrees to make its best efforts to obtain such consent and release upon execution of this Agreement.

          The Company shall remain responsible for amounts owing to Norman for the time periods prior to April 1, 2001 which is listed on Schedule 5(e), in the approximate amount of $42,990.

          h) Patent Assignment. Effective as of the Escrow Settlement Date, the Company shall effect the transfer, at the Purchaser's cost, of any patent forming a part of the Purchased Assets to the Purchaser, and the Company grants the Purchaser a royalty-free license hereunder and pursuant to the general management rights of the Purchaser described in the Management Agreement to use the patent thereunder pending such transfer.

     9.   Indemnification.

          a) Indemnification from the Company. The Company consents and agrees to defend, indemnify and hold the Purchaser, its officers, directors, agents, attorneys and accountants harmless for, from and against any and all damages, losses which shall include any diminution in value, liabilities (absolute and contingent), payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever (collectively, "Damages"), directly or indirectly resulting from, relating to or arising out of (i) any breach or nonperformance (partial or total) of any covenant or agreement or any breach of any representation or warranty of the Company contained in this Agreement; or (ii) any Retained Liability.

          b) Indemnification from the Purchaser. The Purchaser consents and agrees to defend, indemnify and hold the Company, its officers, directors, agents, attorneys and accountants harmless for, from and against any and all Damages directly or indirectly resulting from, relating to or arising out of (i) any breach or nonperformance (partial or total) of or inaccuracy in any representation or warranty or covenant or agreement of the Purchaser contained in this Agreement, (ii) any Existing Assumed Liability, (iii) any Future Business Liability, or (iv) any act or omission of the Purchaser or its agents, servants, employees and contractors arising out of the Purchaser's operation and ownership of the Purchased Assets after April 1, 2001.

     10. Survival. Unless otherwise stated in this Agreement, the representations, warranties, and acknowledgments set forth herein shall survive the execution and delivery of this Agreement and the other agreements and instruments referenced herein for a period of two (2) years from the effective date hereof, which shall be the last date of execution of the parties hereto; however, the covenants and indemnifications herein shall indefinitely survive. The representations, warranties, covenants and indemnifications contained herein shall not be affected by any investigation, verification, approval or subsequent notice made by or on behalf of any party hereto. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

     11.  Expenses; Brokers.

          a) Expenses. Each of the parties hereto shall pay its own legal, accounting and other expenses incurred in connection herewith and the transactions contemplated hereby.

          b) Brokers. Each of the parties hereto represents and warrants that no finder, broker or other person is entitled to any commission, fee or other compensation in connection with any of the transactions contemplated by this Agreement.

     12. Severable Provisions; Enforceability. Each provision of this Agreement is intended to be severable. If any provision hereof shall be declared by a court of competent jurisdiction to be illegal, unenforceable or invalid for any reason whatsoever, such illegality, unenforceability or invalidity will not affect the validity of the remainder of this Agreement or any applicable provision.

     13.  Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE
OF TEXAS, REGARDLESS OF ANY CONFLICT OF LAW RULES TO THE
CONTRARY.

     14. Entire Agreement. This Agreement, the exhibits and schedules attached hereto and the Ancillary Documents constitute the entire Agreement among the parties with respect to the purchase and sale of the Purchased Assets, the assumption of the Existing Assumed Liabilities and the other matters referenced herein. This Agreement, therefore, supersedes any and all prior agreements, arrangements, communications, and representations, whether oral or written, among the parties, or any of them, relating to the subject matters hereof.

     15. Construction. The parties hereto acknowledge that each party was represented by legal counsel, or had the opportunity to obtain legal counsel, in connection with this Agreement and that each party and each party's counsel, as applicable, have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns, legal representatives, executors, heirs and successors.

     17. Amendment, Modification or Waiver. No amendment, modification or waiver of any condition, provision or term of this Agreement shall be valid or of any effect unless made in writing, signed by the party or parties to be bound and specifying with particularity the nature and extent of such amendment, modification or waiver.

     18. No Third-Party Beneficiaries or Expansion of Rights. Except for the provisions of Section 9 (Indemnification), notwithstanding anything contained herein to the contrary, nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon, or give to, any person, partnership, corporation or other entity other than the Company or the Purchaser, any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of each of the Company and the Purchaser.

     19. Notices. Any notice or other communication required or permitted to be given to any party pursuant to this Agreement shall be in writing and shall be deemed to have been delivered:
(b) if by facsimile, upon delivery with proof of successful transmission; (c) if hand-delivered, upon delivery against receipt or upon refusal to accept the notice; or (d) if delivered by Federal Express or other similar courier, one (1) day after deposited with such courier, postage prepaid, in each case, addressed to such party at the address set forth below:

          a)   If to the Company:
                    Edge Technology Group, Inc.
                    6611 Hillcrest, Suite 223
                    Dallas, Texas 75205

               With a copy to:
                    Arter & Hadden LLP
                    1717 Main Street, Suite 4100
                    Dallas, Texas 75201
                    Attention:  Victor B. Zanetti, Esq.
                    Facsimile:  214-741-7139
                    Telephone:  214-761-2100

          b)   If to the Purchaser:
                    Visual Edge, Inc.
                    901 Yamato Road, Suite 175
                    Boca Raton, Florida  33431
                    Attention:  Clarke Lange

               With a copy to:
                    Miller, South & Milhausen, P.A.
                    2699 Lee Rd., Suite 120
                    Winter Park, Florida 32789
                    Attention:  Jeffrey P. Milhausen, Esq.
                    Facsimile:  407-539-2679
                    Telephone:  407-539-1638

or to such other place as the respective addressee may have designated in a written notice to the other party as provided in this Section. Notices may be given by each party's respective legal counsel.

     20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21. Execution by Facsimile; Delivery of Original Signed Agreement. This Agreement may be executed by facsimile, and shall be deemed effectively executed upon the receipt by the Purchaser and the Company of the last page of this Agreement duly executed by the other parties hereto. Each party to this Agreement agrees to deliver two (2) original, inked and signed copies of this Agreement within four (4) days of faxing the executed last page hereof.

     22. Public Releases/Confidentiality. No news release, public or private announcement, or advertising material concerned with this Agreement or the transactions contemplated hereby shall be issued by either party without the prior written consent of the other party; provided, however, the Company may, in its sole discretion, make a press release or other public announcement concerning this Agreement if, in the reasoned opinion of the Company's counsel, such disclosure is required by applicable securities laws. The parties agree that this Agreement, the terms and conditions embodied herein, as well as any information discovered or learned by a party in connection with the negotiation or consummation of this Agreement, and all other matters surrounding the relationship between the parties shall be deemed confidential.

Accordingly, the parties agree to maintain such items and information confidentially and not to disclose such items or information to third parties or to use such items or information for any purpose other than the consummation of the transactions contemplated hereby.

     23. Mediation. Any dispute involving this Agreement, the transactions contemplated hereby or the business relationship between the parties (each, a "Dispute"), if not resolved informally through negotiation between the parties, will be submitted to non-binding mediation. The parties will mutually determine who the mediator will be from a list of mediators obtained from the American Arbitration Association ("AAA") office located in Dallas, Texas. If the parties are unable to agree on the mediator, the mediator will be selected by the AAA. Any negotiation or mediation conducted pursuant to this Section 23 will take place in Dallas, Texas.

     24. Attorneys' Fees. In the event of any dispute between the parties to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its attorneys' fees, paralegal fees, investigative fees and costs, through all tribunals, appeals, bankruptcy proceedings and collections. All such fees shall be reasonable in relation to the time expended.



                    [Signature Page Follows]

     IN WITNESS WHEREOF, the Purchaser and the Company have executed and delivered this Agreement as of the day and year first above written.



                              Company:

                              EDGE TECHNOLOGY GROUP, INC.,
                              a Delaware corporation



                              By:  /s/ Graham C. Beacham
                                 ------------------------------
                              Name:  Graham C. Beacham
                                   ----------------------------
                              Title:  President & CEO
                                    ---------------------------



                              Purchaser:

                              VISUAL EDGE, INC.
                              a Delaware corporation



                              By:   /s/ Clarke Lange
                                 -------------------------------
                              Name:   Clarke Lange
                                   -----------------------------
                              Title:   President
                                     ----------------------------

List of Schedules and Exhibits
------------------------------

Schedule 1 - List of Assets
Schedule 4(a) - List of Retained Liabilities
Schedule 5(e) - List of Critical Liabilities
Schedule 7(d) - Payments Made on March 31, 2001 Debt Schedule of
                 Monies Advanced by VE
Schedule 8(a) - List of Employees/Releases

Exhibit A - Promissory Note
Exhibit B - Security Agreement
Exhibit C - Escrow Agreement
Exhibit D - Bill of Sale and Assignment
Exhibit E - Management Agreement

                            EXHIBIT A
                            ---------
                        (Promissory Note)

                               TO
                    ASSET PURCHASE AGREEMENT
                               AND
               ASSIGNMENT AND ASSUMPTION AGREEMENT
                         by and between
                   EDGE TECHNOLOGY GROUP, INC.
                     a Delaware corporation
                               and
                       VISUAL EDGE, INC.,
                     a Delaware corporation

                         PROMISSORY NOTE



$250,000.00                                    September 10, 2001
                                                    Dallas, Texas

     FOR VALUE RECEIVED, on or before October 22, 2001 ("Maturity Date"), the undersigned (hereinafter referred to as "Buyer"), promises to pay to the order of Edge Technology Group, Inc. ("Seller") at its offices at 1601 Elm Street, 4000 Thanksgiving Tower, Dallas, Texas 75201, the principal amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) ("Total Principal Amount"), together with interest thereon until paid at a fixed rate per annum equal to eight percent (8.0%), calculated on the basis of actual days elapsed in a year of 365 or 366 days, as applicable.

     The principal of and all accrued but unpaid interest on this Promissory Note ("Note") shall be due and payable on the Maturity
Date.

     Buyer may from time to time prepay all or any portion of the principal of this Note without premium or penalty. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Seller may from time to time determine in its sole discretion. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Seller indicated above, or such other place as the holder of this Note shall designate in writing to Buyer. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations in the United States of America are authorized to be closed.

     This Note has been executed and delivered pursuant to that certain Asset Purchase and Assignment and Assumption Agreement of even date herewith by Seller (the "Asset Purchase Agreement") and that certain Security Agreement (herein so called). This Note, the Asset Purchase Agreement and the Security Agreement, and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "Loan Documents." The holder of this Note is entitled to the benefits and security provided in the Loan Documents. Amounts due under this Note shall not be offset by any amounts owed to Buyer.

     Buyer agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):

      (a) failure of Buyer to pay the principal of or interest on this Note or on any other indebtedness of Buyer to Seller when due; or

      (b) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise;

the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity or (iii) pursue any combination of the foregoing.

     The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

     If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Buyer agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

     Buyer and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

     THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                              BUYER:

                              VISUAL EDGE, INC.


                              By:   /s/ Clarke Lange
                                 --------------------------------
                              Name:    Clarke Lange
                                   ------------------------------
                              Title:  President
                                    -----------------------------

                            EXHIBIT B
                            ---------
                      (Security Agreement)

                               TO
                    ASSET PURCHASE AGREEMENT
                               AND
               ASSIGNMENT AND ASSUMPTION AGREEMENT
                         by and between
                   EDGE TECHNOLOGY GROUP, INC.
                     a Delaware corporation
                               and
                       VISUAL EDGE, INC.,
                     a Delaware corporation

                       SECURITY AGREEMENT

     This Security Agreement (the "Agreement") dated __________,
2001 between VISUAL EDGE, INC., a Delaware corporation
("Debtor"), and EDGE TECHNOLOGY GROUP, INC., a Delaware corporation ("Secured Party"), recites and provides as follows:

                    INTRODUCTORY PROVISIONS

     A. Debtor and Secured Party are entering into that certain Asset Purchase and Assignment and Assumption Agreement of even date herewith, among other agreements (such agreement as it may be amended, renewed, extended, restated, replaced or otherwise modified, the "Asset Purchase Agreement") pursuant to which Debtor has executed the Promissory Note (the "Note" or the "Loan") of even date in the original principal amount of $250,000.00 payable by Debtor to the order of Secured Party.

     B. As a condition to entering into the Asset Purchase Agreement and making the Loan to Debtor, Secured Party has required that Debtor grant to Secured Party a security interest in certain hereinafter described property owned by Debtor to secure the payment and performance of certain obligations of Debtor to Secured Party, including its obligations under the Asset Purchase Agreement and Note.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

     1. Security Interest. Debtor hereby grants to Secured Party security interests in and to any and all present or future rights of Debtor in and to all of the following rights, interests and property (all of the following being herein sometimes called the "Collateral"): (a) any and all inventory, merchandise, goods and other personal property now owned or hereafter acquired by Debtor which are held for sale or lease or are furnished or are to be furnished under a contract of service, and all raw materials, work-in-process and materials used or consumed or to be used or consumed in Debtor's business, whether now owned or hereafter acquired; (b) any and all accounts, accounts receivable, and contract rights of Debtor now existing or hereafter arising; (c) any and all equipment now owned or hereafter acquired by Debtor, together with all additions, attachments, substitutions, replacements or improvements thereto, thereof, or therefore, (d) any and all general intangibles, chattel paper, securities, documents and instruments of Debtor now owned or hereafter acquired; (e) any and all rights, titles, and interests now owned or hereafter acquired by Debtor in and to any leases covering real property, equipment, or other personal property, or any interest therein; (f) all copyrights, works protectable by copyright, copyright registrations, copyright applications, copyright licenses, patents, patent applications, patentable inventions, patent licenses, trademarks, trade names, company names, business names, trade styles, service marks, logos, other business identifiers, trademark licenses, trade secrets, proprietary information and customer lists of Debtor;
(g) all of Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes and all rights of Debtor to retrieve data and other information from third parties; (h) all accounts, general intangibles, chattel paper, and proceeds arising from or by virtue of, or out of the sale or other disposition of, or collections with respect to, or any insurance payable with respect to, all or any part of the Collateral described in subsections (a) through (g) preceding; and (i) all other instruments, documents, chattel paper, goods and other personal property of Debtor now in the possession of, and at any time and from time to time hereafter delivered to Secured Party or its agents.

     2. The Obligations. This Agreement is being executed and delivered to secure, and the security interests herein granted (the "Security Interests") shall secure, full payment and performance of (a) all of the indebtedness, obligations and liabilities owing to Secured Party by Debtor under the Asset Purchase Agreement and all renewals, extensions and modifications thereof; (b) all of the indebtedness, obligations and liabilities owing to Secured Party by Debtor under the Note and all renewals, extensions and modifications thereof and (c) all indebtedness and liabilities of Debtor to Secured Party at any time arising under the terms of this Security Agreement, or any other agreement securing the Note (all of such debts, indebtedness, liabilities and duties referred to in this paragraph 2 are hereinafter collectively referred to as the "Obligations").

     3. Representations and Warranties of Debtor. Debtor represents and warrants to Secured Party that: (a) Debtor is the owner of the Collateral; (b) the Security Interests are first and prior security interests in and to all of the Collateral; and (c) no dispute, right of setoff, counterclaim, or defenses exist with respect to all or any part of the Collateral.

     4. Affirmative Covenants of Debtor. So long as any part of the Obligations remain unpaid or unperformed, Debtor covenants and agrees to: (a) use the Collateral with reasonable care, skill, and caution; (b) keep the tangible Collateral in good repair, working order, and condition, and promptly make all necessary repairs and replacements to that end; (c) pay, before delinquent, all taxes and other assessments lawfully levied against all or any of the Collateral, except such as are being contested in good faith and by appropriate proceedings; (d) keep the Collateral fully insured in such amounts, and against such risks as is customary and prudent in Debtor's industry, and with such insurers as may be satisfactory to Secured Party, with the loss payable to Secured Party as its interest may appear, and from time to time, at the request of Secured Party, furnish to Secured Party satisfactory proof of maintenance of such insurance and the payment of premiums thereon, and, if requested by Secured Party, deposit with the latter certificates evidencing such insurance, provided that in the event of a breach by Debtor of any of the provisions of this clause, Secured Party may at its option maintain insurance on only Secured Party's interest in the Collateral, any cost incurred thereby by Secured Party to be part of the Obligations; (e) from time to time, and at any time, promptly execute and deliver to Secured Party all assignments, certificates and supplemental documents, and do all other acts or things as Secured Party may reasonably request in order to more fully evidence and perfect the Security Interests herein created;
(f) promptly furnish such information as Secured Party may reasonably request concerning the Collateral; (g) allow Secured Party to inspect the Collateral and all records of Debtor relating thereto, and to make and take away copies of such records; (h) promptly in writing notify Secured Party of any change in any fact or circumstance warranted or represented by Debtor herein or of any breach of this Agreement or the Note; and
(i) promptly in writing notify Secured Party of any claim, action, or proceeding affecting title to the Collateral, or any part thereof, or the Security Interests herein created, and at the request of Secured Party, appear in and defend, at Debtor's expense, any such action or proceeding.

     5. Negative Covenants of Debtor. Debtor further covenants and agrees that, without the prior written consent of Secured Party, Debtor will not (a) except for sale of finished goods inventory in the ordinary course of business, sell, assign or transfer any of Debtor's rights in the Collateral; (b) create any other security interest in, mortgage or otherwise encumber the Collateral, or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process or any encumbrance of any kind or character, except the Security Interests herein created and the Bank Lien; (c) use the Collateral, or permit the same to be used, for any unlawful purpose or in any manner inconsistent with the provisions or requirements of any insurance policy required hereunder; and (d) move or allow the Collateral, or any part thereof, to be moved across any state boundary before (i) written notice describing the current location, the proposed removal and the proposed new location is given to and received by Secured Party thirty (30) days in advance of a proposed removal and (ii) written consent of Secured Party to the removal of such Collateral in such manner and to such location is received by Debtor.

     6. Default. As used herein, the term "Event of Default" has the meaning given to such term in the Note, all of the terms, covenants, conditions and provisions of which are incorporated herein by reference the same as if set forth herein verbatim, which terms, covenants, conditions, and provisions shall continue in full force and effect until the Obligations are paid and performed in full.

     7. Remedies. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which Secured Party may then have hereunder, under the Uniform Commercial Code of the State of Texas or of any other pertinent jurisdiction (the "Code"), or otherwise, Secured Party may, at its option: (a) enter upon the premises where any of the Collateral not in the possession of Secured Party or its agent is located and take possession thereof and remove the same, with or without judicial process; (b) reduce its claim to judgment or foreclose or otherwise enforce the Security Interests, in whole or in part, by any available judicial procedure; (c) after notification, if any, provided for herein, sell, lease, or otherwise dispose of, at the offices of Secured Party, on the premises of Debtor, or elsewhere, all or any part of the Collateral, in its then condition or following any commercially reasonable preparation or processing, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral; (d) at its discretion, surrender any policies of insurance on the Collateral in satisfaction of the Obligations whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise; and (f) exercise any and all other rights, remedies, and privileges it may have under any other documents or agreements securing payment of the Loan or that it may have under law.

     Any and all proceeds ever received by Secured Party from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by Secured Party to the Obligations in such order and manner as Secured Party, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by Debtor; if such proceeds are not sufficient to pay the Obligations in full, Debtor shall remain liable to Secured Party for the deficiency.

     With respect to any of the Collateral that is or becomes accounts, contract rights, instruments, or chattel paper, Secured Party, without notice to Debtor, shall be entitled, but not obligated, at any time and from time to time after the occurrence of an Event of Default, to notify and direct the account debtor or obligor thereon to thereafter make all payments on such Collateral directly to Secured Party, regardless of whether Debtor was previously making collections thereon. Each account debtor and obligor making payment to Secured Party hereunder shall be fully protected in relying on the written statement of Secured Party that it then holds the Security Interests that entitles it to receive such payment, and the receipt of Secured Party for such payment shall be full acquittance therefor to the one making such payment.

     For purposes of enabling Secured Party to exercise its rights and remedies under this Agreement and enabling Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, effective upon the occurrence of an Event of Default, Debtor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, assign, license or sublicense any copyrights, patents, trademarks or other intellectual property constituting Collateral, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns and transferees of Secured Party.

     8. Costs, Risks. Should any part of the tangible Collateral come into the possession of Secured Party, whether before or after the occurrence of an Event of Default, Secured Party may use or operate such Collateral for the purpose of preserving it or its value, or pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Secured Party in respect of the Collateral.
Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party's request, the amount of all expenses (including the cost of any insurance and payment of taxes or other charges and reasonable attorneys' fees) incurred by Secured Party in connection with its custody, preservation, use, or operation of the Collateral, and all such expenses, costs, taxes, and other charges shall be a part of the Obligations and shall bear interest at the then applicable rate of interest set forth in the Note from the date incurred until the date repaid to Secured Party. It is agreed, however, that the risk of loss or damage to such Collateral is on Debtor, and Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

     9. Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made (including retention thereof in satisfaction of the Obligations), shall be sent to Debtor and to any other person entitled under the Code to notice. It is agreed that notice sent or given at least fifteen (15) calendar days prior to the taking of the action to which the notice relates to Debtor at its address set forth in the Asset Purchase Agreement is reasonable notification and notice for the purposes of this paragraph.

     10. Rights Cumulative. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the

Security Interests herein or in the collection of the Note or the Obligations, and the exercise of one or more rights or remedies shall not prejudice or impair in any manner the concurrent or subsequent exercise of other rights or remedies.

     11. Assignment. The rights, powers and interests held by Secured Party hereunder, together with the Security Interests in the Collateral, may be transferred and assigned by Secured Party, in whole or in part, at such time and upon such terms as Secured Party may deem advisable so long as prior written notice is given to Debtor.

     12. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as Secured Party may reasonably deem necessary or appropriate to preserve and perfect its security interest in and pledge and collateral assignment of the Collateral and carry out the provisions and purposes of this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, Debtor shall (a) execute and deliver to the Secured Party such financing statements as Secured Party may from time to time require; (b) deliver and pledge to Secured Party all documents (including, without limitation, documents of title) evidencing inventory or equipment and cause Secured Party to be named as lienholder on all documents of title; (c) deliver and pledge to Secured Party all instruments and chattel paper of Debtor with any necessary endorsements; and (d) execute and deliver to the Secured Party such other agreements, documents and instruments as the Secured Party may require to perfect and maintain the validity, effectiveness and priority of the Security Interests intended to be created by the Loan Papers. Debtor authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by law. A carbon, photographic or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

     13. No Waivers. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     14.  Binding Effect.  This Agreement shall be binding on
Debtor and Debtor's successors and permitted assigns and shall inure to the benefit of Secured Party, and Secured Party's successors and assigns.

     15. Termination. This Agreement and the Security Interests in the Collateral will terminate when the Obligations secured hereby have been paid in full by extinguishment thereof but not by renewal, modification or extension thereof.

     16. Governing Law. The law governing this Agreement will be that of the internal laws of the State of Texas in force on the date of execution of this Agreement without regard to conflict of law principles. All obligations of Debtor under the terms of this Agreement shall be performable in Dallas County, Texas.

     17. Notice. Any notice, request, instruction or other document required or permitted to be delivered hereunder by either party hereto to the other shall be in writing and shall be delivered or mailed in the manner set forth in the Asset Purchase Agreement.

     18. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     19. Counterparts. This Agreement has been executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which collectively constitute one agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     20. Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.


                    [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day, month and year first above written.

                              DEBTOR:

                              VISUAL EDGE, INC.


                              By:  /s/ Clark Lange
                                 -------------------------------
                              Name:   Clark Lange
                                   -----------------------------
                              Title:  President
                                     ---------------------------




                              SECURED PARTY:

                              EDGE TECHNOLOGY GROUP, INC.


                              By:   /s/ Graham C. Beacham
                                  -------------------------------
                              Name:   Graham Beacham
                                   ------------------------------
                              Title:  President & CEO
                                    -----------------------------

                            EXHIBIT C
                            ---------
                       (Escrow Agreement)

                               TO
                    ASSET PURCHASE AGREEMENT
                               AND
               ASSIGNMENT AND ASSUMPTION AGREEMENT
                         by and between
                   EDGE TECHNOLOGY GROUP, INC.
                     a Delaware corporation
                               and
                       VISUAL EDGE, INC.,
                     a Delaware corporation

                        ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") is made as of July
24, 2001 by and among EDGE TECHNOLOGY GROUP, INC. ("Edge"),
VISUAL EDGE, INC. ("Visual Edge") and U.S. TRUST COMPANY OF
TEXAS, N.A. ("Escrow Agent")

     WHEREAS, Edge and Visual Edge have entered into that certain
Asset Purchase and Assignment and Assumption Agreement (the
"Asset Purchase Agreement") as of the date hereof; and

     WHEREAS, Edge and Visual Edge desire to engage the Escrow
Agent and the Escrow Agent desires to provide the escrow services called for pursuant to Section 3 of the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of mutual convenants and agreements contained herein, the parties hereto hereby agree as follows:

     1. Appointment of Escrow Agent; Escrow Funds.

        (a) Edge and Visual Edge hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as the agent of such parties in performing the duties of the Escrow Agent provided for herein.

        (b) On the date hereof, Visual Edge or Edge, as applicable, has deposited with the Escrow Agent the documents set forth on Schedule A attached hereto (the "Escrow Documents") and Visual Edge has deposited immediately available funds in the amount of $123,000 (together with accrued interest or other investment income, the "Escrow Funds"). The Escrow
     Documents and the Escrow Funds are collectively referred to as the "Escrow Materials." The Escrow Materials shall be held and distributed by the Escrow Agent in accordance with the provisions contained herein.

        (c) As compensation for the Escrow Agent's services hereunder, the Escrow Agent has been paid $3,500 (the
     "Escrow Fee") by the parties out of the Escrow Funds.

     2. Investments; Distributions.

     The Escrow Agent shall invest the Escrow Funds in (i) the Excelsior Money Market Fund, (ii) other money market funds, (iii) Treasury Bills, (iv) other direct obligations of the United States of America or any agency thereof, or (v) commercial paper with the best rating by Standard & Poor's Corporation or Moody's Investors Service, Inc.

     Escrow Agent shall continue to invest and reinvest the principal amount of the Escrow Funds until delivery of such Escrow Funds as provided herein. The parties acknowledge that the Escrow Agent shall not be liable for any diminution in value of the Escrow Funds as a result of losses from investments made pursuant to this Agreement.

     3. Disbursement of Escrow Materials. The Escrow Agent shall deliver the Escrow Materials in accordance with the following instructions:

        (a) Upon written instruction from Edge, the Escrow Agent shall date the Bill of Sale and Assignment, the Promissory
     Note, and the Security Agreement as of the date such instruments are released from Escrow.

        (b) Upon written instructions from Edge, the Escrow Agent shall deliver the dated Promissory Note, the Security
     Agreement and Escrow Funds (including interest earned thereon) to Edge, and shall deliver the dated Bill of Sale and Assignment to Visual Edge.

        (c) Upon written instructions from Edge, the Escrow Agent shall make a distribution of the Escrow Funds in such amounts as Edge may request from time to time, prior to the final release from Escrow of the Escrow Materials.

        (d) If the Escrow Settlement Date as defined in the Asset Purchase Agreement shall not have occurred by September 14, 2001, the Escrow Agent shall (i) deliver the undated Bill of Sale and Assignment to Edge, and (ii) deliver the then-existing balance of the Escrow Funds, undated Promissory Note, the undated Security Agreement, and the UCC-1 to Visual Edge.

     4. Escrow Period. The escrow created hereby shall remain in existence until the date upon which all of the Escrow Materials have been distributed in accordance herewith (such period being referred to herein as the "Escrow Period"). Following the expiration of the Escrow Period and distribution in accordance herewith of the Escrow Materials, the Escrow created hereby shall terminate. Upon termination of the Escrow Agreement, the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed its duties hereunder, provided, however, the Escrow Agent's rights to indemnity and to receive payment of its fees and expenses shall survive any termination of the Escrow Agreement.

     5. Indemnity. The Escrow Agent shall be indemnified and held harmless by Edge and Visual Edge from and against any and all liability, including all expenses reasonably incurred in its defense, to which the Escrow Agent shall be subjected by reason of any action taken or omitted or any investment or disbursement of any part of the Escrow Materials made by the Escrow Agent pursuant to this Agreement, unless caused by the gross negligence or willful misconduct of the Escrow Agent. This right of indemnification shall survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent.

     6. Escrow Agent's Rights and Responsibilities. To induce the Escrow Agent to act hereunder, it is further agreed that:

        (a) The Escrow Agent shall not be under any duty to exercise any greater degree of care with respect to the property to be held and administered by the Escrow Agent hereunder than such Escrow Agent shall exercise with respect to other such property held or administered by the Escrow Agent in its normal course of business. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement with respect to or involving the Escrow Agent. The Escrow Agent is not a party to any other agreement and the Escrow Agent shall not be subject to any other agreement even though reference thereto may be made herein. In no event shall the Escrow Agent be liable for punitive, consequential or speculative damages.

        (b) The Escrow Agent may act upon advice of counsel in reference to any matter connected herewith and shall not be liable for any acts or omissions while acting in good faith and exercising reasonable judgment (including, without limitation, pursuant to such advice).

        (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

        (d) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        (e) The Escrow Agent is authorized to rely on the written instructions of any executive officer of Edge as being the act of Edge.

        (f) This Agreement sets forth the exclusive duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations of the Escrow
     Agent shall be read into this Agreement.

        (g) The Escrow Agent shall not be called upon to advise any party as to its rights and obligations hereunder.

        (h) The Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by the proper parties. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and the Escrow Agent is not charged with any duties or responsibilities in connection with any other document or agreement.

        (i) All parties acknowledge and agree that the Escrow Agent is acting solely and exclusively as a depository hereunder.

        (j) The provisions of this Section 5 shall survive the termination of the Escrow Period.

    7. Resignation of Escrow Agent. The Escrow Agent, or any successor, may resign as Escrow Agent hereunder by giving written notice thereof to Edge and Visual Edge. Such resignation shall become effective following such written notice upon the earlier of the appointment by Edge and Visual Edge of a successor Escrow Agent that accepts the appointment and agrees to be bound by the provisions of this Agreement or 30 days after the date of delivery of such notice, whichever shall first occur. Upon the effectiveness of such resignation, all duties of the Escrow Agent so resigning shall cease. Edge and Visual Edge shall have the right to terminate the appointment of the Escrow Agent hereunder by giving written notice thereof to the Escrow Agent, specifying the date upon which such termination shall take effect. A condition precedent to such termination shall be the designation of a successor Escrow Agent that has accepted the appointment and agreed to be bound by the provisions of this Agreement. In the event of such termination, the Escrow Agent shall turn over and deliver to such successor Escrow Agent the Escrow Materials, and any other sums, records or instruments held by it under this Agreement. In the event of any merger or similar transaction involving the Escrow Agent, the successor to the Escrow Agent shall become the Escrow Agent without further action being required.

    8. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized, overnight courier, or mailed by certified mail (return receipt requested), postage prepaid, or sent by facsimile (followed by a copy sent by courier or registered or certified mail) to the parties at the following addresses (or at such other address for a party as shall be specified by notice hereunder):

          To Edge:

                    Edge Technology Group, Inc.
                    6611 Hillcrest, Suite 223
                    Dallas, Texas 75205

          With a copy to:
                    Arter & Hadden LLP
                    1717 Main Street, Suite 4100
                    Dallas, Texas 75201
                    Attention:  Victor B. Zanetti, Esq.
                    Facsimile:  214-741-7139
                    Telephone:  214-761-2100


          To Visual Edge:

                    Visual Edge, Inc.
                    901 Yamato Road, Suite 175
                    Boca Raton, Florida  33431

                    Attention:  Clarke Lange

          With a copy to:
                    Miller, South & Milhausen, P.A.
                    2699 Lee Rd., Suite 120
                    Winter Park, Florida 32789
                    Attention:  Jeffrey P. Milhausen, Esq.
                    Facsimile:  407-539-2679
                    Telephone:  407-539-1638


          To the Escrow Agent:

                    U.S. Trust Company of Texas, N.A.
                    2001 Ross Avenue, Suite 2700
                    Dallas, TX  75201
                    Attention: Richard Lindley, Corporate Trust
                    Facsimile:  (214) 754-1303
                    Telephone: (214) 754-1236

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally recognized, overnight courier, on the business day following dispatch, (c) in the case of mailing, on the 5th business day following such mailing, and (d) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication (or when the copy sent by courier or certified mail shall have been deemed to have been received pursuant to clause (a), (b) or (c)).

     9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

     10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to conflict of laws principles. Venue shall be in Dallas County.

     11. Prevailing Party. In the event of any dispute which results in a suit or other legal proceeding to construe or enforce any provision of this Agreement or because of an alleged breach, default or misrepresentation in connection with any of the provisions of this Agreement, the parties agree that the prevailing party or parties (in addition to all other amounts and relief to which such party or parties may be entitled to recover) may recover from the non-prevailing party or parties reasonable attorneys' fees and other costs incurred in any action or proceeding.

     12. Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which when so executed shall constitute an original hereof, but all of which together shall constitute one agreement.

     13. Amendments. No amendment, modification or waiver of any provision of this Escrow Agreement nor consent to any departure by any Person from the provisions hereof shall be effective in any event unless the same shall be in writing and signed by each of Edge, the

Escrow Agent and Visual Edge and then any such waiver or consent shall be effective only in the specific instance and purpose for which given.



                    [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first above written.

                              "Escrow Agent"

                              U.S. TRUST COMPANY OF TEXAS, N.A.


                              By:   /s/ Richard B. Lindley
                                 --------------------------------
                              Name:    Richard B. Lindley
                                   ------------------------------
                              Title:   Vice President
                                    -----------------------------


                              "Edge"
                              EDGE TECHNOLOGY GROUP, INC.

                              By:    /s/ Graham C. Beacham
                                  -------------------------------
                              Name:   Graham C. Beacham
                                   ------------------------------
                              Title:  President & CEO
                                    -----------------------------


                              "Visual Edge"

                              VISUAL EDGE, INC.


                              By:   /s/ Clark Lange
                                 --------------------------------
                              Name:   Clarke Lange
                                   ------------------------------
                              Title:  President
                                    -----------------------------

                           Schedule A
                           ----------

                        Escrow Documents
                        ----------------

1.   Promissory Note
2.   Security Agreement
3.   Bill of Sale and Assignment
4.   UCC-1

                            EXHIBIT D
                            ---------
                         (Bill of Sale)

                               TO
                    ASSET PURCHASE AGREEMENT
                               AND
               ASSIGNMENT AND ASSUMPTION AGREEMENT
                         by and between
                   EDGE TECHNOLOGY GROUP, INC.
                     a Delaware corporation
                               and
                       VISUAL EDGE, INC.,
                     a Delaware corporation

                          BILL OF SALE


     THIS BILL OF SALE ("Bill of Sale") effective as of this ___ day of ______________, 2001 is made by Edge Technology Group, Inc., a Delaware corporation ("Assignor"), in favor of Visual
Edge, Inc., a Delaware corporation ("Assignee").

     WHEREAS, Assignor and Assignee have entered into that certain Asset Purchase Agreement, dated as of July ___, 2001 (the "Asset Purchase Agreement"), pursuant to which, among other things, Assignee will purchase from Assignor the Purchased Assets (as such term is defined in the Asset Purchase Agreement), and

     WHEREAS, in order to effectuate the sale, purchase and assignment of the Purchased Assets, Assignor is executing and delivering this Bill of Sale in favor of Assignee.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Assignor hereby agrees as follows:


                      A G R E E M E N T S:


     1. Conveyance of Assets. On and subject to the terms and conditions of this Bill of Sale and of the Asset Purchase Agreement, Assignor hereby SELLS, CONVEYS, TRANSFERS, ASSIGNS and DELIVERS unto Assignee and its successors and assigns, forever, all the Purchased Assets as set forth in Schedule 1 annexed hereto.

     2. Defined Terms. All capitalized terms used herein and not defined shall have the meanings assigned to them in the Asset
Purchase Agreement.

     3. Further Assurances. From time to time, as and when requested by Assignee, Assignor shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to carry out the purposes of this Bill of Sale.

     4. Controlling Agreement. It is contemplated that Assignor may, at any time or from time to time, execute, acknowledge and deliver one or more separate instruments of assignment and conveyance relating to certain of the Purchased Assets. No such separate instrument of assignment or conveyance shall limit the scope and effect of this Bill of Sale. In the event that any conflict or ambiguity exists as between this Bill of Sale and any such separate instrument of assignment, the terms and provisions of this Bill of Sale shall govern and be controlling.

     5. Governing Law; Disputes. The validity, interpretation and performance of this Bill of Sale and any dispute concerned herewith shall be governed by and construed in accordance with the substantive laws of  the State of Texas, excluding any
conflicts of law rule or principle which might refer same to another jurisdiction.  Any Disputes under this Bill of Sale shall be settled in accordance with Section 23 of the Asset Purchase
Agreement.
                                1

     6. Purchase Agreement. This Bill of Sale is executed pursuant to the Asset Purchase Agreement and the terms and conditions of the Asset Purchase Agreement, including the representations and warranties concerning the Purchased Assets conveyed hereby, are part of this Bill of Sale as if fully incorporated herein. The Purchased Assets are transferred and sold subject to and with the benefit of the representations, warranties and covenants contained in the Purchase Agreement and subject to the Allowed
Liens referenced therein. Except as expressly set forth herein, nothing contained herein shall be deemed or construed to grant any greater rights or greater obligations on the Parties than are provided in the Purchase Agreement. Nothing contained herein shall be deemed or construed to reduce or diminish the rights or obligations of the Parties that are provided in the Purchase Agreement. Nothing contained in this Bill of Sale shall be construed to expand, diminish or affect any statements, certifications, representations, warranties, covenants, obligations, agreements or indemnifications by the Parties under the Purchase Agreement, each of which are to survive the Closing under the Purchase Agreement as provided therein, and none of which shall be deemed to have been merged into this Bill of Sale.

     7.   Successors and Assigns.  This Bill of Sale shall bind
Assignor and its successors and assigns and inure to the benefit of Assignee and its successors and assigns.

     8. Amendment. This Bill of Sale may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

     9. Descriptive Headings. The descriptive headings of the several paragraphs, subparagraphs and clauses of this Bill of Sale were inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


                    [Signature page follows]

     EXECUTED EFFECTIVE as of the date first written above.


                              ASSIGNOR:

                              EDGE TECHNOLOGY GROUP, INC.,
                              a Delaware corporation



                              By:  /s/ Graham C. Beacham
                                 --------------------------------
                              Name:  Graham C. Beacham
                                   ------------------------------
                              Title:  President & CEO
                                    -----------------------------

                           Schedule 1
                        Purchased Assets

                            EXHIBIT E
                            ---------
                     (Management Agreement)

                               TO
                    ASSET PURCHASE AGREEMENT
                               AND
               ASSIGNMENT AND ASSUMPTION AGREEMENT
                         by and between
                   EDGE TECHNOLOGY GROUP, INC.
                     a Delaware corporation
                               and
                       VISUAL EDGE, INC.,
                     a Delaware corporation

                      MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of this 24 day of July, 2001 (the "Effective Date"), by and between EDGE TECHNOLOGY GROUP, INC., a Delaware corporation (the "Company"), and VISUAL EDGE, INC., a Delaware corporation (the "Manager"). The Manager and the Company are sometimes referred to in this Agreement individually as a "Party" and collectively as the "Parties." Capitalized terms shall have the meaning as defined herein and in the Asset Purchase Agreement (as hereinafter defined).



                      W I T N E S S E T H:

     WHEREAS, contemporaneous with the execution of this Agreement, the Company is entering into an Asset Purchase and Assignment and Assumption Agreement (the "Asset Purchase Agreement") whereby the Manager will purchase on the Escrow Settlement Date from the Company, and the Company will convey to the Manager certain assets (the "Assets") related to the Company's "One-on-One with Greg Norman" golf lesson CD-Rom and video production business (the "Business"); and


     WHEREAS, pending the effectiveness of the transfer of the Assets on the Escrow Settlement Date, the Company and the Manager desire for the Manager to manage the Business and Assets; and


     WHEREAS, the Manager is willing, on the terms and conditions set forth herein, to provide to the Company the Management
Services (as hereafter defined).


     NOW, THEREFORE, in consideration of the mutual promises of each Party, and other good and valuable consideration, the Parties hereto hereby agree as follows:



     1. Term and Termination. The term of this Agreement shall commence as of the Effective Date and shall continue until the first to occur of any of the following events (the "Management
Term"):

          (a) The Escrow Settlement Date shall not have occurred by September 14, 2001;

          (b) The Parties shall have mutually agreed to terminate this Agreement; or

          (c)  The Escrow Settlement Date shall have occurred.

     2. Management Services. During the Management Term, the Company hereby retains the Manager and delegates all necessary authority to the Manager, and the Manager hereby accept such delegated authority and hereby agrees, to perform the following services
(the "Management Services") specifically with a view towards the consummation of the Asset Purchase Agreement and the Manager's subsequent operation of the Business:

          a) The Manager shall have the authority to oversee the day-to-day operations of the Business;

          b) The Manager shall have the authority to make any changes in the products and services to be offered in relation to the Business;

          c) The Manager shall have the authority to enter into and/or terminate agreements on behalf of the Business;

          d) The Manager shall have the authority, on behalf of the Business, to ask, demand, receive and collect from time to time, any and all monies, credits, claims or rights due or to become due to the Business during the Management Term (the "Business Revenues") and to use the Business Revenues to pay the Business Expenses (as defined below);

          e) The Manager shall have the responsibility, on behalf of the Business, to make payments that the Business rightfully owes to its clients, customers, creditors and employees, including the Manager, and to other third parties during the Management Term
     (the "Business Expenses");

          f) The Manager shall have full power and authority, on behalf of and for the benefit of the Business, to receive and open any and all mails, cards, letters, facsimile transmissions and other similar documents and items relating to the Business and to hold themselves out in communications with third parties as the lawful agents of the Business for the duration of the Management Term.

     3.   Effect of Termination.

          a) In the event the Management Term is terminated because of the occurrence of any of the events set forth in Section 1(a) or
     (b), then all of the Business Revenues and Business Expenses accruing during the Management Term shall remain the rights and obligations of the Company, except that any portion of the Business Expenses that represent compensation paid to employees of the Manager or its affiliates during the Management Term shall not be considered the obligations of the Company, and the Company will be reimbursed by the Manager for any such compensation paid to them during the Management Term from funds rightfully belonging to the Business within thirty (30) days following the event which caused such termination of the Management Term.

          b) In the event the Management Term is terminated because the Escrow Settlement Date has occurred (pursuant to Section 1(c)), then the Company and the Manager will each take all necessary action to insure that all of the Business Revenues and the Business Expenses accruing during the Management Term shall be assigned to and assumed by the Manager.

     4.   Waiver and Indemnification

          a) The Company hereby expressly and irrevocably releases and waives any and all rights, causes of action and objections that the Company may have against the Manager, their respective partners, affiliates, agents, servants, employees, successors and assigns in respect of any claim, demand, or judgment arising out of or relating to the Management Services which results from any act or omission of the Manager, its agents, servants, employees and contractors that occurs in connection with this Agreement, other than a claim for any action of Manager that constitutes gross negligence or willful misconduct or is a material breach of this Agreement.

          b) The Manager hereby agrees to defend, indemnify and hold harmless the Company, its respective members, partners, managers, principals, officers, affiliates, agents, servants, employees, successors and assigns, including costs of defense and legal fees, with respect to (i) any third-party claim, demand or judgment against the Company, its agents, servants, employees and contractors that arises due to any misrepresentation, gross negligence or recklessness by Manager and (ii) any breach of this Agreement or the Asset Purchase Agreement by the Manager.

     5. Notices. Any notice or communication required or permitted to be given hereunder shall be in writing and shall be deemed given or delivered when delivered personally by private courier, ; when actually delivered by nationally recognized overnight delivery; or when sent by telecopy (provided, however, that it is telephonically or electronically confirmed), addressed as follows:

          If to the Company:

                    Edge Technology Group, Inc.
                    6611 Hillcrest, Suite 223
                    Dallas, Texas 75205
                    Attn:  President

          With a Copy To:

                    Arter & Hadden LLP
                    c/o Victor B. Zanetti
                    1717 Main Street, Suite 4100
                    Dallas, Texas 75201
                    Tel. 214.761.4475
                    Fax.214.741.7139

          If to the Manager:

                    Visual Edge, Inc.
                    901 Yamato Road, Suite 175
                    Boca Raton, Florida  33431
                    Attn: Clarke Lange

          With a Copy To:

                    Miller, South & Milhausen, P.A.
                    c/o Jeffrey P. Milhausen
                    2699 Lee Rd., Suite 120
                    Winter Park, Florida 32789
                    Tel. 407.539.1638
                    Fax. 407.539.2679

or such other address as such Party may indicate by a notice delivered to the other Parties hereto in the manner herein provided.

     6. Assignment. This Agreement shall inure to the benefit of the Manager and the Company and shall be binding upon their respective successors and assigns. This Agreement may not be assigned by any Party hereto, except with the prior written consent of the other Parties; provided, however, that no such assignment shall relieve such assigning Party from its responsibilities hereunder in the event that such assignee defaults under any of its obligations under this Agreement. Any purported assignment contrary to the terms of this Agreement shall be void.

     7.   Miscellaneous.

          a) Entire Agreement. This Agreement sets forth the entire agreement and understanding among the Parties as to the subject matter hereof.

          b) No Modification Except in Writing. This Agreement shall not be changed, modified or amended except by a writing signed by the Party to be charged, and this Agreement may not be discharged, except by performance in accordance with its terms or by a writing signed by the Party to which performance is to be rendered.

          c) Severability; Reformation. If any provision of this Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement. If any provision in this Agreement, including, without limitation, any provision in
     Section 4 hereof is unenforceable for any reason whatsoever, that provision will be appropriately limited and reformed to the maximum extent provided by applicable law. If the scope of any provision contained herein is too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law so as to be judged reasonable and enforceable, and the Parties agree that such scope may be modified by an arbitrator or judge in any proceeding to enforce this Agreement.

          d) Survival. All representations, warranties and agreements contained herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party hereto, and shall survive the execution and delivery hereof.

          e) Governing Law; Venue. This Agreement shall be deemed to have been made in, and shall be construed in accordance with the laws of the State of Texas, U.S.A. and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of Texas, U.S.A. applicable to contracts entered into and performed entirely therein. The Parties hereby agree that any dispute which may arise between or among them in connection with this Agreement shall be adjudicated before a court located in Dallas, Texas, and they hereby submit to the exclusive personal jurisdiction of the courts of the State of Texas located in Dallas, Texas and of the Federal District Court for the Northern District of Texas with respect to any action or legal proceeding commenced by any Party. Each of the Parties irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          f) Captions; Construction. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof. All uses of the term "including" shall be construed as descriptive and not a limitation of the item described. All words used herein shall be construed to be of such gender as the circumstances require.

          g) Counterparts. This Agreement may be executed by facsimile signature and two or more counterparts, each of which shall be deemed an original but all which together shall constitute one and the same instrument.


                    [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.


                              THE MANAGER:

                              Visual Edge, Inc.


                              By:   /s/ Clarke Lange
                                  ------------------------------
                              Name:  Clarke Lange
                                   -----------------------------
                              Title:  President
                                    ----------------------------



                              THE COMPANY:

                              Edge Technology Group, Inc.


                              By: /s/ Graham C. Beacham
                                 -------------------------------
                              Name:  Graham C. Beacham
                                   -----------------------------
                              Title: President & CEO
                                    -----------------------------